UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2019

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)		Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way
Houston,	Texas		77070
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:		(281)	872-3100
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NBL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Underwriting Agreement
On September 24, 2019, Noble Energy, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Company and BofA Securities, Inc., Mizuho Securities USA LLC and MUFG Securities Americas Inc., as representatives of the several underwriters named therein (the “Underwriters”), with respect to the issuance and sale of $500,000,000 aggregate principal amount of the Company’s 3.250% Notes due 2029 (the “2029 Notes”) and $500,000,000 aggregate principal amount of the Company’s 4.200% Notes due 2049 (the “2049 Notes” and together with the 2029 Notes, the “Notes”). The Notes have been registered under the Securities Act of 1933, as amended (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-229738) which was filed with the Securities and Exchange Commission (the “SEC”) and became automatically effective on February 19, 2019. The terms of the Notes are further described in the Company’s prospectus supplement dated September 24, 2019, as filed with the SEC under Rule 424(b)(2) of the Act. The closing of the sale of the Notes is expected to occur on October 1, 2019, subject to customary closing conditions. The Notes are unsubordinated and unsecured obligations of the Company. The net proceeds from the sale of the Notes, after deducting the underwriting discounts and estimated offering expenses, are expected to be approximately $1.0 billion.
The Company intends to use the net proceeds from the offering, together with cash on hand or available liquidity, to purchase or redeem all of the Company’s outstanding $1 billion aggregate principal amount of its 4.15% notes due 2021 pursuant to a tender offer or redemption, including fees and expenses related to the tender offer or redemption.
The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the respective Underwriters against certain liabilities arising out of or in connection with sale of the Notes and for customary contribution provisions in respect of those liabilities.
A copy of the Underwriting Agreement has been filed as Exhibit 1.1 to this report and is incorporated herein by reference.
Several of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates, for which they have received, or may in the future receive, customary fees and commissions for those transactions.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
1.1
Underwriting Agreement, dated September 24, 2019, among Noble Energy, Inc. and BofA Securities, Inc., Mizuho Securities USA LLC and MUFG Securities Americas Inc., as representatives of the several underwriters named therein.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date:	September 27, 2019	By:	/s/ Kevin Haggard
Kevin Haggard
Vice President and Treasurer